                       NATIONAL EQUITIES HOLDINGS, INC.
                   13700 Veterans Memorial Drive, Suite 410
                             Houston, Texas 77014



Dear Stockholder:                                                May 7, 1999

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of National Equities Holdings, Inc. The meeting will be held at 9:30 a.m., Houston time, on Friday, June 11, 1999 at the Sheraton Hotel, Intercontinental Airport, Houston, Texas.

     Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

     Whether or not you plan to attend the meeting, we hope you will have your shares represented at the meeting by completing, signing and returning your Proxy Card in the postage paid return envelope promptly.

                                        SINCERELY,

                                        FEROZE M. VARIAVA
                                        SECRETARY

                       NATIONAL EQUITIES HOLDINGS, INC.
                   13700 Veterans Memorial Drive, Suite 410
                             Houston, Texas 77014


    ----------------------------------------------------------------------
                NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 11, 1999
    ----------------------------------------------------------------------


     The Annual Meeting of Stockholders of National Equities Holdings, Inc. (the "Company") will be held at the Sheraton Hotel, Intercontinental Airport, Houston, Texas, at 9:30 a.m., Houston City time, on Friday, June 11, 1999 for the following purposes:

1. To elect a new slate of five Directors, in three classes, to serve until their respective terms expire and until their respective successors are duly elected and qualified;

2. To ratify the appointment of Weinstein Spira and Company as independent certified public accountants for the Company's fiscal years ending December 31, 1998 and 1999; and

3. As per the 1997 10K filing with the SEC, to ratify Management's decision to convert from a holding of 20% of Rotary Steerable Tools (USA) LP to 5% of Rotary Steerable Tools (BVI) Inc. (or from 20% of the USA market to 5% of the Worldwide market);

4. To transact such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

     Only holders of record of Common Stock as of the close of business on April 23, 1999 are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.



                                       FEROZE M. VARIAVA
                                       SECRETARY

Houston, Texas
May 7, 1999










-------------------------------------------------------------------------------
           WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE
         COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD.
-------------------------------------------------------------------------------

                       NATIONAL EQUITIES HOLDINGS, INC.
                   13700 Veterans Memorial Drive, Suite 410
                             Houston, Texas 77014


    ----------------------------------------------------------------------
                 PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON JUNE 11, 1999
    ----------------------------------------------------------------------

                                 INTRODUCTION

     This Proxy Statement and enclosed Proxy Card are being furnished commencing on or about May 7, 1999 in connection with the solicitation by the Board of Directors of National Equities Holdings, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders to be held on June 11, 1999 (the "Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any proxy given pursuant to such solicitation and received in time for the Meeting will be voted as specified in such proxy. If a proxy card is returned and no instructions are given, proxies will be voted FOR the election of 5 of the nominees listed below under the caption "Election of Directors-- Information Concerning the Directors and Nominees--Nominees for Election as Director," FOR the ratification of the appointment of Weinstein Spira & Company as independent certified public accountants for the Company's fiscal years ending December 31, 1998 and 1999, and FOR the ratification of the Management's decision to convert from 20% of USA to 5% of Worldwide market of Rotary Steerable Tools, (collectively, the "Proposals"), and in the discretion of the proxies named on the Proxy Card with respect to any other matters properly brought before the Meeting and any adjournments thereof. Any proxy may be revoked by written notice received by the Secretary of the Company at any time prior to the voting thereof by submitting a subsequent proxy or by attending the Meeting and voting in person. Proxy cards not returned will count neither for nor against any of the proxy proposals.

     Only holders of record of the Company's voting securities as of the close of business on April 23, 1999 are entitled to notice of and to vote at the Meeting. As of March 24, 1999, 39,585,101 shares of Common Stock, par value $.001 per share ("Common Stock"), were outstanding. Each share of Common Stock entitles the record holder thereof to one vote on each of the Proposals and on all other matters properly brought before the Meeting. The presence of a majority of the combined outstanding shares of the Common Stock represented in person or by proxy at the Meeting will constitute a quorum.

     The five nominees for Director receiving the highest vote totals will be elected as Directors of the Company to serve until their class terms expire in one, two and three years time.

     The proposal to convert to 5% Worldwide interest in Rotary Steerable Tools will require the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting, with the shares held by Bill Knollenberg, Doris Knollenberg, Bradley Knollenberg, Gulf Minerals Exploration, Erin Oil Exploration Inc., Rotary Steerable Tools (USA) LP and Horse Energy LP not being counted in the vote, as per the Board Resolution of March 22, 1999.

     The remaining proposals, and all other matters to be voted on at the Meeting, will be decided by the affirmative vote of a majority of the shares of Common Stock voting on the proposal in person or by proxy at the Meeting. It should be noted that, with the exception of the Knollenberg group, all of the Directors and executive officers of the Company, together with principal stockholders of the Company with which they are affiliated, own or control the voting power of, approximately 43.2% of the Common Stock outstanding as of March 24, 1999, have advised the Company that they intend to vote in favor of all of the Proposals.

     A Proxy Card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD in the enclosed return envelope, which is postage paid if mailed in the United States.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO
CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

                            ELECTION OF DIRECTORS

                                  PROPOSAL 1

INFORMATION CONCERNING THE DIRECTORS AND NOMINEES

     The Board of Directors presently consists of five Directors. The Directors currently are not divided into any classes, and none of them have ever been voted into office by the shareholders. The Company is seeking to enact its Articles and Bylaws by proposing three Classes of Directors consisting of one, two and two members whose terms will normally expire every three years, but at this starting point will expire as follows:

     Class I       One Member     Term Expires at Annual Meeting for 1999
     Class II      Two Members    Term Expires at Annual Meeting for 2000
     Class III     Two Members    Term Expires at Annual Meeting for 2001

     Background information with respect to the Board of Directors and nominees for election as Directors, three of whom are incumbent Directors, and two are new, independent Directors, appears below. See "Security Ownership of Certain Beneficial Owners and Management" for information regarding such persons' holdings of equity securities of the Company.

                              DIRECTOR
NAME                     AGE    SINCE                      POSITION                          CLASS
Jack P. Chance           46     1997      Chairman of the Board and Chief Executive Officer     I
George B. Sutherland     36     1997      President, Chief Operating Officer and Director      II
Feroze M. Variava        43     1997      Secretary and Director                               II
Billy M. Knollenberg     74     1996      Director - not nominated for re-election
A. Bradley Knollenberg   33     1997      Director - not nominated for re-election
James A. Leach           45               Nominee for Director                                III
James A. Williams Jr.    39               Nominee for Director                                III

     At the Meeting, five Directors will be elected into the three classes provided for by the Articles and Bylaws of the Company. As explained in the Introductory letter, each class normally holds office for a term of three years and until his or her successor is elected and qualified. Since a new slate of Directors is being proposed, the initial terms shall be one year for Class I, two years for Class II and three years for Class III. Each of the nominees has consented to serve, if elected. However, if any nominee is unable to stand for election, proxies may be voted for a substitute designated by the Board of Directors. Nominations for Director will not be allowed from the floor at the meeting.

NOMINEES FOR ELECTION AS DIRECTOR

The following individuals are nominees for Director at the Meeting:

JACK P. CHANCE has been Chairman of the Board and Chief Executive Officer of the Company since December 1997, and a principal stockholder of the Company since November 1997. Mr. Chance has over 25 years of experience in the oil and gas industry. He started working for Howell Drilling in 1974, working as roughneck and driller, drilling wells in South Texas. Jack began a career in directional drilling in 1975 with Wilson Downhole Industries, drilling deviated wells in Texas, Offshore Texas/Louisiana/Mexico and the Rocky Mountains. During this time, Jack participated in the drilling of several relief wells, including the killing of the Campeche Bay blowout alongside Red Adair. He joined Eastman-Christensen in 1976 and continued to specialize in Directional Drilling in the Austin Chalk of Texas and then overseas, including

South America and UK North Sea. During this time Mr. Chance developed a high level of expertise in the use of milling techniques, whipstocks, horizontal and multilateral drilling, open hole sidetracking, air drilling and geothermal drilling applications. After Eastman, Mr. Chance joined Smith International in 1991 as a senior directional driller in Egypt, specializing in deep directional work in the faulted, fractured, tectonic formations of the Sinai Peninsula. Most recently, Mr. Chance joined Anadrill Schlumberger as a lead directional drilling specialist in Saudi Arabia, where he has tackled the most demanding wells drilled in the last three years. Mr. Chance drilled the first deep Khuff horizontal well in Saudi Arabia, the first offshore multilateral reentry and short radius reentry wells. Mr. Chance has currently developed, and is the patent holder for a revolutionary rotary steerable drilling tool which is set to revolutionize the directional drilling industry. With over 25 years in the oil industry, Mr. Chance brings a vast amount of practical drilling operations expertise to the company specializing in reentry and horizontal applications. He left Schlumberger in September 1997, to become a Director, then Chairman and Chief Executive Officer of National Equities Holdings, Inc. and a founding partner of Horse Energy and Rotary Steerable Tools.

GEORGE B. SUTHERLAND has been a Director, President and Chief Operations Officer, and a principal stockholder of the Company since November 1997. Mr. Sutherland graduated from the University of Texas at Austin in 1984 with a Bachelors Degree in Geology, specializing in Petroleum Basin Analysis and Petrophysics. He worked during school for the Bureau of Economic Geology, performing drilling core analysis. He began a career with the Schlumberger group in Corpus Christi, Texas, in 1984, working for Schlumberger-Anadrill as a wellsite geologist and logging-while-drilling specialist. He spent 4 years in various field assignments within Schlumberger, working on the Texas/Louisiana Gulf Coast and in the fractured chert reservoirs of the California Monterey Basin. During these years he specialized in deepwater gulf of Mexico pore pressure analysis and drilling mechanics interpretation in high angle and horizontal wells. He was responsible for initiating and maintaining a drilling data interpretation center for Shell Offshore, Inc., specializing in computer aided real-time interpretation. He then spent 3 years as Schlumberger-Anadrill Training Director in Houston, Texas, heading up the North American Technical Training Department. During this time he was also responsible for launching many new Anadrill Drilling Service products throughout North America. He then transferred to Lafayette Louisiana as Field Service Manager of Anadrill Drilling Services, responsible for service delivery throughout the Texas/Louisiana Gulf Coast. He spent 3 years as a New Orleans, La. Client Services Representative, specializing in horizontal geosteering and deepwater development projects and he was awarded three times for setting North America annual revenue sales records. In January 1995 Mr. Sutherland transferred to the Middle East, taking full responsibility for the start up an Anadrill Drilling Services Operation, providing service throughout Saudi Arabia, Kuwait and Bahrain. There and elsewhere in the Middle East he managed Anadrill business, responsible for the well planning, execution and evaluation of many horizontal, re-entry, multi-lateral and short radius wells. As a Manager, Mr. Sutherland operated $18M/year businesses, responsible for over 100 employees and over $20M in assets. He left Schlumberger in September 1997 to become a Director and President/COO for National Equities Holdings, Inc. and a founding partner of Horse Energy. Mr. Sutherland is also an Executive Vice President of Rotary Steerable Tools.

FEROZE M. VARIAVA has been a Director, Secretary, Executive Vice President of Operations and a principal stockholder of the Company since November 1997. Mr. Variava graduated from the University of Sheffield, England, in 1977, with a Special Honors Degree in Geology. He joined the Schlumberger Group with The Analysts in 1978, and has experience in mudlogging, Measurement While Drilling, Logging While Drilling, Wellsite Geology, Directional Drilling, Computer Aided Interpretation, Well Trajectory Design and Well Engineering. After working in the field in the North Sea, West Africa and the Middle East, he spent one year as a wellsite consultant geologist before moving to the newly created computer assisted interpretation center in London in 1983. For the last fifteen years, Mr. Variava has been heavily involved in well trajectory design and well construction engineering in London, Aberdeen, Pau (France),

Miri (Malaysia), Brunei, Singapore, Oman and Saudi Arabia where he was the Directional Drilling Manager. Mr. Variava has been personally responsible for the introduction and management of Drilling Planning Centers in Aberdeen, Pau, Singapore, Muscat (Oman), Abu Dhabi (United Arab Emirates) and Saudi Arabia. Well engineering projects include underbalanced drilling, air and foam drilling, coiled tubing drilling, short radius drilling, multilateral well drilling, performance drilling using extended power section motors and the design and supervision of the longest horizontal well in South East Asia. He has also been directly responsible for designing and overseeing Anadrill's first coiled tubing drilling project outside the USA, and for Anadrill's first multilateral short radius well worldwide. Mr. Variava was one of Schlumberger Anadrill's leading well engineering professionals, and brings twenty years of broad based oilfield drilling, geology and engineering experience, covering most parts of the world, to the Company. He left Schlumberger in September 1997, to become Executive Vice President of Engineering for National Equities Holdings, Inc. and a founding partner of Horse Energy. Mr. Variava is also an Executive Vice President of Rotary Steerable Tools.

JAMES A. LEACH is a Lieutenant Colonel in the United States Army. He graduated in 1977 from Iowa State University with a Bachelor of Science in Industrial Education and holds a Master of Business Administation degree from Drury College (1992). He was commissioned in the United States Army in 1977 in Military Intelligence and continues his service to the present. He has been assigned to Airborne, Special Forces and Infantry Combat Units. Additionally he has served in the US Army Engineer Center and School, Battle Command Training Program and the US Army Recruiting Command. In these organizations he executed planning, training, analysis, operations, marketing, advertising and chief executive officer responsibilities. Organizational structures under his leadership ranged from small highly trained Special Forces units to an 800 person organization responsible for intelligence operations in South Korea, including the Demilitarized Zone. While in the US Army Recruiting Command, he was the CEO responsible for all Regular Army and US Army Reserve recruiting operations in Kansas, western Missouri, and portions of Oklahoma and Texas. Currently LTC Leach is assigned as the Chief Observer Controller for the Battle Command Training Program at Fort Leavenworth. His major responsibilities include the design and execution of computer simulation exercises to train division, corps and joint general officers in Europe, Korea and the United States. LTC Leach began his involvement with National Equities Holdings, Inc. through Erin Oil Exploration in early 1996, and currently owns 219,290 shares of NEHI common stock.

JAMES A. WILLIAMS JR. holds an ITT Electronic Engineering degree obtained in 1983 which he obtained after having obtained a Real Estate License in 1980. He worked from 1983 to 1991 as Construction Supervisor for Landcraft Inc., a real estate development company based in Houston, Texas. He was totally responsible for all activities related to the construction of several subdivisions in the greater Houston area including Continental Plaza, Midway Plaza, Plaza East, King's Colony and Westwood. In 1991, he formed his own company Execustaff Inc., a real estate development company concentrating more on the development of golf courses, and co-founded Tour 18 golf course in Houston. Mr. Williams now owns and operates Tour Management Inc., a golf course development and personnel management company, which, along with Execustaff Inc. developed an 18 hole daily fee golf course in Houston, and an 18 hole daily fee golf course, major clubhouse and associated subdivision in the Dallas - Fort Worth area. Mr. Williams has recently embarked on a project to construct six golf courses across the United States in a joint venture operation with Arnold Palmer Management Services, with three sites already located and three more under discussion. Mr. Williams has no stock ownership in NEHI at this time.

THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF JACK CHANCE, GEORGE SUTHERLAND, FEROZE VARIAVA, JAMES LEACH AND JAMES WILLIAMS JR. AS DIRECTORS. PROXIES SOLICITED HEREBY WILL BE VOTED FOR JACK CHANCE, GEORGE SUTHERLAND, FEROZE VARIAVA, JAMES LEACH AND JAMES WILLIAMS JR. UNLESS A VOTE AGAINST A NOMINEE OR AN ABSTENTION IS SPECIFICALLY INDICATED.

MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors met fourteen times during the fiscal year ended December 31, 1997. For much of the year, Billy M. Knollenberg was the sole Director.

     The Board of Directors has no standing committees.



COMPENSATION OF DIRECTORS

     During 1997, Directors received no fees for attendance at Board meetings. Should the financial condition of the Company improve, it is hoped that Directors of the Company will be reimbursed for travel, lodging and related expenses incurred in attending Board meetings. It could be argued that Doris Knollenberg was given 1,000,000 shares for being a director from January to May 1997, the share value being $1,000,000 at the time of issue.



EXECUTIVE OFFICERS

     The Company's executive officers, as well as additional information with respect to such persons, is set forth in the table below:

NAME                     AGE                  POSITION
-----------------------  ---    ----------------------------------------------------------
Jack P. Chance           46     Chairman of the Board and Chief Executive Officer
George B. Sutherland     36     President and Chief Operating Officer
Feroze M. Variava        43     Secretary and Executive Vice President Operations
Stephen J. McLoughlin    39     Treasurer and Executive Vice President Oilfield Services
Jerome M. Lebo           55     Executive Vice President Investor Relations

     Information with respect to executive officers of the Company who also are Directors is set forth in "Information Concerning the Directors and Nominees" above.


     STEPHEN J. MCLOUGHLIN joined the Company as Treasurer and Executive Vice President of Oilfield Services in October of 1997. He graduated from the University of Keele, England, in 1981, with an Honours Degree in Law. He initially worked for Baker Production Services on completion systems and wireline tools in the Europe Africa Region. In 1983 he joined Dando Drilling Systems, manufacturers of water-well drilling rigs, assuming responsibility for training national crews in West Africa. During this time he worked with cable-tool rigs, air-flush, DTH, and foam drilling, for aid agencies such as UNICEF. The project ended in 1984 and he joined Sperry-Sun (UK) Ltd. as Senior Wireline Operator and Survey Engineer, running survey services including gyros, magnetic and steering tools, working the UK Southern Sector Gas Fields. In 1986 he joined Gearhart Geodata as MWD Engineer, working in West and North Africa and the Far East. In 1987/88 he was Base Manager for Gabon, responsible for logistics, client liaison, engineering and invoicing. In 1988 he joined Smith International as MWD Engineer, working in the North Sea, Holland and Germany. He transferred back to West Africa as Senior MWD Engineer, becoming Operations Coordinator France/Spain/West Africa in 1989. Concurrent with this position he enrolled in the Correspondence MBA course at University of Warwick, obtaining a Dip. B.A. in 1994. He moved to

Norway in 1990 to start operations in Stavanger for Smith, taking the SCOTEC Directional Drilling Course in September, 1989 and, having established the operation moved to Abu Dhabi in 1991 to commence International MWD Operations for Smith Middle East. One year after start-up the division had 16 engineers, 8 MWD systems and $8M revenues, with the lowest operating costs of any division. As a result of the Halliburton buy-out of Smith International, Mr. McLoughlin returned to field operations in 1993 as MWD Engineer/Directional Driller. In 1995 he became a consultant Directional Driller, working exclusively for Anadrill Schlumberger, in Saudi Arabia, Cabinda and Cameroon/Equatorial Guinea. He is, with Jack Chance, joint holder of the patent for a steerable rotary drilling tool. He left Schlumberger in March 1997, to concentrate full time on the advanced development of the rotary steerable tool, and recently became Executive Vice President of Oilfield Services for National Equities Holdings, Inc. and a founding partner of Rotary Steerable Tools. Mr. McLoughlin is also a partner in Horse Energy.

     JEROME M. LEBO joined the Company in August 1996 when the NEHI and Erin Oil Exploration, Inc. transaction took place. Mr. Lebo had been with Erin Oil Exploration, Inc. for several months at that time. He is a graduate of the University of Missouri-Rolla with an honors degree in civil engineering obtained in 1967. He also did graduate work in business at Loyola University in Chicago. From 1967 until 1982 Mr. Lebo was with Shell Oil Company and had managerial responsibility for nationwide motor oil sales and was later with Shell Oil's business economics department where he participated in Shell Oil's corporate planning and development. In 1982, Mr. Lebo formed a real estate investment company and later merged the firm with a national real estate investment company. Mr. Lebo raised large amounts of investment capital for real estate projects in many parts of the United States from private investors and through securities broker-dealers. Mr. Lebo also managed the investor relations function at the real estate investment company. In 1996 he joined Erin Oil Exploration, Inc. and thereafter joined NEHI, where he is today the Executive Vice President of Investor Relations.



     The Company's officers are elected by the Board of Directors and hold office at the discretion of the Board of Directors.



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of shares of Common Stock, as of March 24, 1999, by each person known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock, by each Director and nominee for Director, by each executive officer named in the Summary Compensation Table contained in "Executive Compensation," and by all nominated Directors and executive officers of the Company as a group. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him, her or it.

                                                       SHARES
                                                       BENEFICIALLY              PERCENT OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                   OWNED (1)               BENEFICIALLY OWNED (1)
Gulf Minerals Exploration                              10,054,658 (2)                 25.4%
21818 North Freeway
Spring, Texas 77373
Horse Energy LP                                        7,868,594 (3)                  19.9%
3 Felicity Trace
The Woodlands, Texas 77382
Rotary Steerable Tools (USA) LP                        6,298,522 (4)                  15.9%
4708 Pecan Grove
San Antonio, Texas 78222
Billy M. Knollenberg                                   1,227,563 (2) (5)              3.10%
21818 North Freeway
Spring, Texas 77373
A. Bradley Knollenberg                                   893,425 (2)                  2.26%
5306 Wildwood Creek Way
Spring, Texas 77379
Jack P. Chance                                         20,000 (3) (4)                 0.05%
5215 Windcroft Court
Houston, Texas 77069
Stephen J. McLoughlin                                  20,000 (4)                     0.05%
403 NASA Road, #381
Webster, Texas 77598
George B. Sutherland                                   ----- (3) -----                -----
3 Felicity Trace
The Woodlands, Texas 77382
Feroze M. Variava                                      ----- (3) ----                 -----
6902 Falling Waters Drive
Spring, Texas 77379
Jerome M. Lebo                                         105,000                        0.27%
5507 Court of York
Houston, Texas 77069
James A. Leach                                         219,290                        0.55%
PO Box 901373
Kansas City, MO 64190-1373
All nominated Directors and executive officers
  as a group                                           14,531,406                     36.7% (6)

(1) Shares of Common Stock that an individual or group has a right to acquire within 60 days after March 24, 1999 pursuant to the exercise of options, warrants or other rights are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for computing the percentage ownership of any other person or group shown in the table.

(2) Gulf Minerals Exploration is the Knollenberg Family partnership, a Texas Limited Partnership, which is 60% owned by Allen Bradley Knollenberg, 20% owned by Billy Merle Knollenberg and 20% owned by Doris Colleen Knollenberg.

(3) Horse Energy LP is a Texas Limited Partnership whose general partner is Horizontal Oil Recovery Specialists LLC, which is owned by Jack Chance, George Sutherland and Feroze Variava, and whose limited partners are Jack Chance, George Sutherland, Feroze Variava, Stephen McLoughlin and NEHI.

     Based on agreements between the general and limited partners, the shares of NEHI common stock are held by Horse Energy LP for the benefit of Jack Chance (1,342,572 shares or 3.39%), George Sutherland (3,250,511 shares or 8.21%) and Feroze Variava (3,275,511 shares or 8.27%).

(4) Rotary Steerable Tools (USA) LP is a limited partnership whose general partner is Rotary Steerable Tools (USA) LLC, which is owned by Jack Chance and Stephen McLoughlin, and whose principle limited partners are Jack Chance, Stephen McLoughlin and NEHI. Based on agreements between the general and limited partners, the shares of NEHI common stock are held by Rotary Steerable Tools (USA) LP for the benefit of Jack Chance (3,048,011 shares or 7.70%), and Stephen McLoughlin (3,250,511 shares or 8.21%).

(5)  Includes 227,563 shares owned by Erin Oil Exploration, Inc., of which Billy
     M. Knollenberg is a controlling person, and 1,000,000 shares owned by Billy
     M. Knollenberg's wife.

(6) This figure does not tally with the percentage given on page 1 of 43.2% as some of the major stockholders counted in the 43.2% do not fit into the above classification.


EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid or accrued by the Company for services rendered during the years indicated to the Company's Chief Executive Officer and the Company's five other most highly compensated executive officers. The Company did not grant any restricted stock awards or free-standing stock appreciation rights or make any long-term incentive plan payouts during the years indicated.

SUMMARY COMPENSATION TABLE

                                                                   FISCAL YEAR
                                                                   ENDED ON OR       ANNUAL
NAME AND PRINCIPAL POSITION                                        ABOUT DEC 31   COMPENSATION
---------------------------                                        -------------  ------------
  Jack Chance                                                         1998         $ 8,000 (1)
  Chairman of the Board and Chief Executive Officer                   1997         $ 10,000

  George Sutherland                                                   1998         $ 8,000 (1)
  President and Chief Operations Officer                              1997         $ 10,000

  Feroze Variava                                                      1998         $ 8,000 (1)
  Secretary and Executive Vice President Operations                   1997         $ 10,000

  Jerome Lebo                                                         1998         $ 30,000 (2)
  Executive Vice President Investor Relations                         1997         $ 0

  Stephen McLoughlin                                                  1998         $ 0 (1)
  Treasurer and Executive Vice President Oilfield Services            1997         $ 0

  Billy M. Knollenberg                                                1998         $ 0
  Former Chief Executive Officer                                      1997         $ 15,850 (3)
  and Chairman of the Board

(1) Salaries have been accrued at $24,000 per month total for Messrs. Chance, Sutherland, Variava and McLoughlin for 1998 and continue as such into 1999

(2) Salary has been accrued at $4,000 per month for Mr. Lebo for 1998 and continues as such in 1999

(3) Billy M. Knollenberg received 885,052 shares of common stock as payment-in-kind for services, and Doris C. Knollenberg, his wife, received 1,000,000 shares of NEHI common stock as payment-in-kind for services rendered. At the time of issue, the stock was trading at approximately $1.00.

                  RATIFICATION OF APPOINTMENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS

                                  PROPOSAL 2

     Following the resignation of Alvin Dahl & Associates, Company Management has appointed the firm of Weinstein Spira and Company, which firm was engaged as independent certified public accountants for the fiscal year ended December 31, 1998, to audit the financial statements of the Company for the fiscal year ending December 31, 1998 and 1999. A proposal to ratify this appointment is being presented to the stockholders at the Meeting. A representative of Weinstein Spira and Company will be present at the Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS CONSIDERS WEINSTEIN SPIRA AND COMPANY TO BE WELL QUALIFIED AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION. PROXIES SOLICITED HEREBY WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.



     APPROVAL OF MANAGEMENT'S DECISION TO CONVERT NEHI'S 20% HOLDING IN ROTARY STEERABLE TOOLS (USA) LP TO A 5% HOLDING IN ROTARY STEERABLE TOOLS (BVI) INC.
                                 (WORLDWIDE MARKET)

                                     PROPOSAL 3



     Company Management has voted to recommend to the stockholders that the Company's holding in Rotary Steerable Tools (USA) LP (or the USA market for the drilling device) be amended to a 5% holding in Rotary Steerable Tools
(BVI) Inc. (or the Worldwide market for the drilling device), as proposed to, and accepted by, all other Rotary Steerable Tools (USA) LP partners. Management strongly believes the approval of this amendment is in the best interests of the Company and its stockholders and recommends a vote in favor of this proposal.

In September of 1997, Billy Knollenberg, as CEO and only director of NEHI, signed an agreement on behalf of NEHI with Rotary Steerable Tools (USA) LLC, where NEHI would provide $500,000 immediately and $500,000 at a later date, to be determined by Rotary Steerable Tools, to fund the development of a new rotary steerable drilling tool for a 25% equity position in Rotary Steerable Tools (USA) LLC, the company set up to market the drilling tool in the USA. NEHI initially came up with $250,000 in mid-September 1997. It was later discovered that this money had come from a third party who had been sold 5% of Rotary Steerable Tools (USA) LLC, the day after the initial agreement was signed, and in breach of one of the terms of the agreement where NEHI could not sell any portion of its holding without giving first option to purchase to Rotary Steerable Tools (USA) LLC.

As company structure developed as a result of professional advice from BDO Siedmann, Rotary Steerable Tools (USA) LP ("RST USA") was formed as the USA company to be licensed to market the tool, and a new agreement was drawn up, and signed on November 5th 1997, to move NEHI's interest over to the LP, and at the same time, some 6,551,022 shares of NEHI common stock were given to RST USA as partial consideration. Immediately thereafter it became apparent that NEHI was having trouble meeting its payments to RST and accordingly an oral agreement was entered into which allowed NEHI some more time to provide the funding.

Due to the state of its records and books, NEHI could not attain compliance with the SEC and was unable to launch its planned fund raising; it continued to be unable to meet its obligations to RST USA which temporarily halted development of the tool, and NEHI was served notice of breach on December 27th 1997, having paid a total of $310,000 out of the $1,000,000 due. NEHI had however given away 5% of its RST USA holding along the way, thus having effectively paid $60,000 for its remaining 20% holding (out of $750,000 due).

In order to continue the development of the tool, funds had to be sought from elsewhere and several individuals invested into RST USA, notwithstanding the disclosure of NEHI's tenuous position, such disclosure being required to meet SEC regulations. To facilitate financing tool testing, commercialization and initial fleet building, professional advisors Harris Webb & Garrison and Arthur Anderson advised that all investors to date be moved to an equal footing in the worldwide parent company Rotary Steerable Tools (BVI) Inc. ("RST BVI") and given shares rather than partnership equity positions. RST BVI would also be assigned the Patent to the tool. The USA market for the drilling tool represents at best 25% of the world market and drops to as low as 10% during industry downturns. All investors with RST USA have been given the option to convert to RST BVI on a 4 parts USA to 1 part Worldwide basis (or USA market = 25% world market). All investors in RST USA, including the third party who purchased 5% from NEHI have agreed to this conversion. Even though NEHI has been unable to meet its financial commitments, current Management has negotiated with RST BVI to allow NEHI a 5% stake in RST BVI (equivalent to a 5% stake in the worldwide market), with payments made from proceeds from tool rentals.

NEHI is the only investor not to have paid its investment in full and as such it is in a very tenuous position. If the amendment from 20% of USA to 5% of worldwide market is not approved, NEHI will remain in the USA market only, and this opportunity to convert to the worldwide market will disappear. Due to the current downturn in the industry, the USA market is equivalent to 10%, possibly even less, of the world market today, with profits accruing accordingly.


THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF MANAGEMENT'S DECISION TO AMMEND THE NEHI HOLDING IN ROTARY STEERABLE TOOLS FROM 20% OF THE USA MARKET TO 5% OF THE WORLDWIDE MARKET. PROXIES SOLICITED HEREBY WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.



                               OTHER MATTERS

     The Company does not intend to present any other business for action at the Meeting and does not know of any other business intended to be presented by others. If any matters other than the matters described in the Notice of Annual Meeting of Stockholders and this Proxy Statement should be presented for stockholder action at the Meeting, it is the intention of the persons designated in the proxy to vote thereon according to their best judgment.

     PROXY SOLICITATION. Solicitation may be made personally, by telephone, by telegraph or by mail by officers and employees of the Company who will not be additionally compensated therefor. In addition, the Company has engaged the firm of Corporate Investor Communications, Inc., for a fee of $750 plus expenses, to request persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy. The Company will reimburse such persons for their expenses in so doing.

     FINANCIAL AND OTHER INFORMATION. The Company's Annual Report for the fiscal year ended December 31, 1997, including financial statements, and the 1998 10Q3, is being sent to stockholders together with this Proxy Statement.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT. Section 16(a) of the Exchange Act requires the Company's executive officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 and 5), of Common Stock of the Company with the Securities and Exchange Commission. Executive officers, Directors and greater than ten-percent stockholders are required to furnish the Company with copies of all such forms they file.

     To the Company's knowledge, based solely on its review of the copies of such forms received by it, no forms have yet been filed. Jack P. Chance, George B. Sutherland, Feroze M. Variava and Stephen J. McLoughlin have indicated that they will be filing late reports.

     STOCKHOLDER PROPOSALS. Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held in 1999 must be received by the Secretary, National Equities Holdings, Inc., 13700 Veterans Memorial Drive, Houston, Texas 77014, no later than May 21, 1999.

     Such notice must contain the proposing stockholder's record name and address, and the class and number of shares of the Company which are beneficially owned by such stockholder. Such notice must also contain: (1) in the case of nominating a person for election to the Board of Directors, all information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person's written consent to being a nominee and to serving as a director if elected; and (2) in the case of proposing business for consideration, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the proposing stockholder in such business.

     STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY. A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.


May 7, 1999




Jack Chance
CHAIRMAN

                         NATIONAL EQUITIES HOLDINGS, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY   /X/

                                                              For All
                                           For    Withheld    Except
                                           / /       / /        / /

Proposal 1.     Election to Board of Directors
                (Please vote for a total of five only)
                Class I         Jack P. Chance
                Class II        George B. Sutherland
                Class II        Feroze M. Variava
                Class III       Lt. Col. James Leach
                Class III       James A. Williams Jr.

------------------------------------------------
Nominee Exception


Proposal 2.    Ratification of appointment of Weinstein Spira and Company as independent certified public accountants for the fiscal years ended December 31st 1998 and 1999.

             In Favor          Against            Abstain
               / /               / /                / /

Proposal 3.    Ratification of Management decision to convert NEHI's 20%
               holding in Rotary Steerable Tools (USA) LP to a 5% holding in Rotary Steerable Tools (BVI) Inc. with payment from proceeds.

             In Favor          Against            Abstain
               / /               / /                / /

Dated                               , 1999
      ------------------------------

------------------------------------------
              Signature

(This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

  PROXY                NATIONAL EQUITIES HOLDINGS, INC.                PROXY
                    1997 ANNUAL STOCKHOLDERS MEETING PROXY

I hereby revoke all proxies bearing a date prior to the date below and appoint George Sutherland, President, or _____________________, as my proxy with the power of substitution to vote on my behalf as if I were present and voting on all matters properly brought before the shareholders of the Corporation at the Annual Meeting to be held on June 11, 1999, or any adjournments thereof, and in particular to vote upon the following issues as indicated on the reverse side.









       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
                            THE ENCLOSED ENVELOPE
                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)